Registration No. 333-176696

As filed with the Securities and Exchange Commission on November 7, 2017

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-176696
UNDER
THE SECURITIES ACT OF 1933
_______________
CROCS, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-2164234
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7477 East Dry Creek Parkway Niwot, Colorado	80503
(Address of Principal Executive Offices)	(Zip Code)

CROCS, INC. 2007 EQUITY INCENTIVE PLAN
CROCS, INC. 2015 EQUITY INCENTIVE PLAN
(Full title of the plan)

Daniel P. Hart
Executive Vice President, Chief Legal and Administrative Officer
Crocs, Inc.
7477 East Dry Creek Parkway
Niwot, Colorado 80503
(Name and address of agent for service)

(303) 848-7000
(Telephone number, including area code, of agent for service)

Copy to:
Jason Day
Perkins Coie LLP
1900 Sixteenth Street, Suite 1400
Denver, Colorado 80202
(303) 291-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
_______________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)(2)	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)

Common stock, par value $0.001 per share, under the Crocs, Inc. 2007 Equity Incentive Plan and, to the extent specified herein, the Crocs, Inc. 2015 Equity Incentive Plan	6,300,000	N/A	N/A	N/A

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act of 1933”), this registration statement shall include an additional indeterminate number of shares of the common stock, par value $0.001 per share (the “Common Stock”) of Crocs, Inc., a Delaware corporation (the “Registrant”), that may become issuable under the Crocs, Inc. 2007 Equity Incentive Plan (As Amended and Restated Effective June 28, 2011) (the “2007 Plan”) and the Crocs, Inc. 2015 Equity Incentive Plan (the “2015 Plan”) as a result of any future stock splits, stock dividends or similar adjustments of the Registrant's outstanding Common Stock. As described in the “Explanatory Note” below, this Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (this “Post-Effective Amendment”) is being filed to provide that up to 4,294,616 shares of Common Stock originally registered upon the filing of the Registration Statement on Form S-8 (File No. 333-176696) filed with the Securities and Exchange Commission on September 6, 2011 (the “Prior Registration Statement”) for issuance under the 2007 Plan may be issued under the 2015 Plan once they are no longer issuable pursuant to the 2007 Plan.

(2)
The filing fee for the registration of the offer of shares of Common Stock under the 2007 Plan was paid in full upon the filing of the Prior Registration Statement. Pursuant to SEC Compliance and Disclosure Interpretation 126.43, no filing fee is required for this Post-Effective Amendment.

EXPLANATORY NOTE
Crocs, Inc., a Delaware corporation (the “Registrant”), previously filed its Registration Statement on Form S-8 (File No. 333-176696) with the Securities and Exchange Commission (the “Commission”) on September 6, 2011 (the “Prior Registration Statement”) with respect to 6,300,000 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), issuable under the Registrant’s 2007 Equity Incentive Plan, (As Amended and Restated Effective June 28, 2011) (the “2007 Plan”).
On June 8, 2015 (the “Approval Date”), the Registrant’s stockholders approved the Registrant’s 2015 Equity Incentive Plan (the “2015 Plan”) and, in connection therewith, no further awards will be made under the 2007 Plan. Pursuant to the terms of the 2015 Plan, any shares of Common Stock that were subject to outstanding awards under the 2007 Plan as of the Approval Date that subsequently cease to be subject to such awards as a result of the forfeiture, cancellation or termination of such awards will become available for issuance under the 2015 Plan (the “Rollover Shares”).
Immediately prior to the Approval Date, a total of 4,294,616 shares of Common Stock were subject to awards then outstanding under the 2007 Plan. The Company is filing this Post-Effective Amendment No. 2 to Form S-8 pursuant to SEC Compliance and Disclosure Interpretation 126.43 to amend the Prior Registration Statement to register the offer of the Rollover Shares under the 2015 Plan (as such shares would no longer be issuable under the 2007 Plan). For avoidance of doubt, the Registrant is not registering any additional shares of Common Stock that were not previously approved by the Registrant’s stockholders as of the Approval Date.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission are hereby incorporated by reference in this registration statement:
(a)    the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Commission on March 1, 2017;
(b)    the Registrant’s Quarterly Reports on Form 10-Q for the three months ended March 31, June 30, and September 30, 2017 filed with the Commission on May 10, August 9, and November 7, 2017, respectively;
(c)    the Registrant’s Current Reports on Form 8-K filed with the Commission on March 1, June 7, and October 18, 2017; and
(d)    the description of the Registrant's Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on January 24, 2006, including any amendments or reports filed for the purpose of updating such description.
All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) subsequent to the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all the securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of the filing of such documents with the Commission.
Item 4.    Description of Securities.
Item 5.    Interests of Named Experts and Counsel.
None.

Item 6.    Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of us may and, in some cases, must be indemnified by us against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys’ fees) incurred by him as a result of such action and in the case of a derivative action, against expenses (including attorneys’ fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to us, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses and, in a non-derivative action, to any criminal proceeding in which such person had no reasonable cause to believe his conduct was unlawful.
The Registrant’s certificate of incorporation provides that no director shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. The Registrant’s bylaws require it to indemnify its directors and officers to the fullest extent permitted by Delaware law. The Registrant has entered into indemnification agreements with all of its directors and executive officers and has purchased directors’ and officers’ liability insurance.
Item 7.    Exemption from Registration Claimed.
Not applicable.
Item 8.    Exhibits.
See the attached Exhibit Index at page 5, which is incorporated herein by reference.
Item 9.    Undertakings.
A.    The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(a)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(b)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and
(c)    To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;
provided, however, that the undertakings set forth in paragraphs A(1)(a) and A(1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B.    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and, where applicable, each filing of a plan’s annual report pursuant to Section 15(d) under the Exchange Act, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
C.    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX
The following is a list of all exhibits filed as part of this registration statement or, as noted, incorporated by reference into this registration statement:

Exhibit Number	Description of Document
4.1
Restated Certificate of Incorporation of Crocs, Inc. (incorporated herein by reference to Exhibit 4.1 to Crocs, Inc.’s Registration Statement on Form S-8, filed on March 9, 2006 (File No. 333-132312)).

4.2
Certificate of Amendment to the Restated Certificate of Incorporation of Crocs, Inc. (incorporated herein by reference to Exhibit 3.1 to Crocs, Inc.’s Current Report on Form 8-K, filed on July 12, 2007).

4.3	Amended and Restated Bylaws of Crocs, Inc. (incorporated herein by reference to Exhibit 4.2 to Crocs, Inc.’s Registration Statement on Form S-8, filed on March 9, 2006 (File No. 333-132312)).
4.4
Certificate of Designations of Series A Convertible Preferred Stock of Crocs, Inc. (incorporated herein by reference to Exhibit 3.1 to Crocs, Inc.’s Current Report on Form 8-K, filed on January 27, 2014).

5.1
Opinion of Perkins Coie LLP as to the legality of the securities being registered with respect to the 2007 Plan (incorporated herein by reference to Exhibit 5.1 to Crocs, Inc.’s Registration Statement on Form S-8, filed on September 6, 2011 (File No. 333-176696)).

5.2*	Opinion of Perkins Coie LLP.
10.1
Crocs, Inc. 2007 Equity Incentive Plan (As Amended and Restated Effective June 28, 2011) (incorporated herein by reference to Exhibit 10.1 to Crocs, Inc.’s Current Report on Form 8-K filed on July 1, 2011).

10.2	Crocs, Inc. 2015 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 to Crocs, Inc.’s Current Report on Form 8-K filed on June 9, 2015).
23.1*	Consent of Deloitte & Touche LLP.
23.2*	Consent of Perkins Coie LLP (included in Exhibit 5.2).
24.1*	Power of Attorney (see signature page).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Niwot, State of Colorado, on November 7, 2017.

CROCS, INC.
By: /s/ Andrew Rees
Name: Andrew Rees
Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Andrew Rees and Daniel P. Hart, or either of them, as his or her attorneys-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Andrew Rees	President, Chief Executive Officer and Director (Principal Executive Officer)	November 7, 2017
Andrew Rees

/s/ Carrie W. Teffner	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 7, 2017
Carrie W. Teffner

/s/ Thomas J. Smach	Chairman of the Board	November 7, 2017
Thomas J. Smach

/s/ Ian M. Bickley	Director	November 7, 2017
Ian M. Bickley

/s/ Ronald L. Frasch	Director	November 7, 2017
Ronald L. Frasch

/s/ Prakash A. Melwani	Director	November 7, 2017
Prakash A. Melwani

/s/ Gregg S. Ribatt	Director	November 7, 2017
Gregg S. Ribatt

/s/ Douglas J. Treff	Director	November 7, 2017
Douglas J. Treff

/s/ Doreen A. Wright	Director	November 7, 2017
Doreen A. Wright